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                                                                   EXhibit 11.1

                              MERRILL CORPORATION
                 SCHEDULE OF COMPUTATION OF PER SHARE EARNINGS
                                  (UNAUDITED)

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
                                                                                  FOR THE YEARS ENDED JANUARY 31,
                                                                            -------------------------------------------
                                                                                1994            1993          1992
                                                                            -------------  -------------  -------------
Primary
  Net income..............................................................  $  13,348,330  $   8,599,034  $   6,518,162
                                                                            -------------  -------------  -------------
                                                                            -------------  -------------  -------------
  Weighted average number of common shares outstanding during the
   period.................................................................      7,408,087      7,142,470      7,039,736
  Add common equivalent shares relating to outstanding options to
   purchase common stock using the treasury stock method..................        563,768        552,643        567,288
                                                                            -------------  -------------  -------------
      Total common and common equivalent shares outstanding...............      7,971,855      7,695,113      7,607,024
                                                                            -------------  -------------  -------------
                                                                            -------------  -------------  -------------
Primary income per common share...........................................      $1.67          $1.12           $.86
                                                                            -------------  -------------  -------------
                                                                            -------------  -------------  -------------
Fully diluted
  Net income..............................................................  $  13,348,330  $   8,599,034  $   6,518,162
                                                                            -------------  -------------  -------------
                                                                            -------------  -------------  -------------
  Weighted average number of common shares outstanding during the
   period.................................................................      7,408,087      7,142,470      7,039,736
  Add common equivalent shares relating to outstanding options to
   purchase common stock using the treasury stock method..................        597,688        591,105        613,115
                                                                            -------------  -------------  -------------
      Total common and common equivalent shares outstanding...............      8,005,775      7,733,575      7,652,851
                                                                            -------------  -------------  -------------
                                                                            -------------  -------------  -------------
Fully diluted income per common share....................................     $1.67          $1.11           $.86
                                                                            -------------  -------------  -------------
                                                                            -------------  -------------  -------------
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